UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2020

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AEROJET ROCKETDYNE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	1-01520	34-0244000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500
El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (310) 252-8100

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	AJRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2020, pursuant to the authorization of the Organization & Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Aerojet Rocketdyne Holdings, Inc. (the “Company”), the Company administered the fiscal 2020 compensation package for the Company’s named executive officers, other than Warren Lichtenstein, the Company’s Executive Chairman, as follows:

•	2020 base salaries to be effective March 7, 2020;

•	2020 Short-Term Incentive Plan (“STIP”), annual cash incentive award plan design, metrics and participation. The potential payouts range from 0% to 200% of an individual’s target incentive. Target incentives represent a percentage of an eligible participant’s base salary. The Compensation Committee has discretion to adjust these payments; and

•	2020 Long-Term Incentive Plan (“LTIP”) design, metrics and related grants. The 2020 LTIP consists of awards pursuant to the 2019 Equity and Performance Incentive Plan (“2019 Plan”) of (i) restricted stock units that will vest in 2023 subject to the Compensation Committee’s determination of the Company’s performance during the fiscal years 2020 through 2022, ranging from 0% to 200% times the participant’s LTIP target percentage and including pre-established Company performance objectives such as revenue, EBITDAP and Return on Invested Capital, and (ii) service-based restricted stock units that vest as to one-third of the award on each of the first, second and third anniversaries of grant.

The table below summarizes the 2020 base salaries, 2020 STIP incentive target percentages, and 2020 LTIP target percentages for the named executive officers listed below.

Named Executive Officer	Title	2020 Annual Base Salary	2020 Annual Incentive Target Percentage	2020 LTIP Target Percentage
Eileen P. Drake	Chief Executive Officer and President	$927,000	100%	350%
Mark A. Tucker	Chief Operating Officer	$540,475	75%[1]	200%[2]
Paul R. Lundstrom	Vice President and Chief Financial Officer	$498,202	75%	200%
John Schumacher	Senior Vice President, Washington Operations and Communications	$419,432	65%	118%
Arjun L. Kampani	Vice President, General Counsel, and Secretary	$414,064	65%	118%

1. Mr. Tucker’s 2020 STIP payment is 200% of his Incentive Target Percentage pursuant to Mr. Tucker’s Amended and Restated Executive Retention Agreement dated October 31, 2019 (the “Retention Agreement”).

2. Mr. Tucker’s LTIP participation is at a reduced level of 2/3 and such awards shall vest on December 31, 2020, pursuant to the Retention Agreement.

On March 3, 2020 the Company administered the fiscal 2020 compensation package for Mr. Lichtenstein with the following grants pursuant to the 2019 Plan:

•	17,409 time-based restricted stock units vesting as to one-third of the award on each of the first, second and third anniversaries of the grant having an aggregate grant date fair value of $875,000; and
•	71,240 performance-based restricted stock units having an aggregate grant date fair value of $2,625,000, with 1/3 to vest upon achieving a stock price of $57.80; 1/3 to vest upon achieving a stock price of $62.83; and 1/3 to vest upon achieving a stock price of $67.85, with each such vesting to occur no later than the third anniversary of the grant date and with such stock price achievements in each case determined on the basis of the 20-day volume-weighted average price of the Company’s common stock as reported on the New York Stock Exchange.

On March 4, 2020, the Board approved the Company’s Amended and Restated Executive Change in Control Severance Policy (the “Amended and Restated CIC Policy”). Under the Amended and Restated CIC Policy: (i) the period following a change in control in which a termination of employment without cause, resignation for good reason or termination due to death or disability will result in payment of change in control severance benefits to covered executives was changed to the period commencing six months prior to (or, if earlier, following the signing of a definitive agreement that, if consummated, would result in a change in control) and ending twenty-four months following a change in control, (ii) the change in control cash severance benefit payable to covered executives was increased from one times to two times the sum of the executive’s base salary and target annual bonus, and the period during which a covered executive will be provided Company-paid COBRA in such a scenario was increased from twelve to twenty-four months, and (iii) the definition of the term “change in control” was amended to include (a) a merger in which shareholders of the Company cease to control at least 60% of the combined voting securities of the resulting entity and (b) a change in a majority of the members of the Board to members whose nomination was not approved by the existing members of the Board or that resulted from an actual or threatened proxy contest.

On March 4, 2020, the Company entered into a second amended and restated employment agreement (the “Second Amended and Restated Agreement”) with Eileen Drake, pursuant to which Ms. Drake agreed to continue to serve as the Company’s Chief Executive Officer and President. The Second Amended and Restated Agreement has an initial one-year term, which will be automatically extended, upon the same terms and conditions, for successive one-year periods unless either party, at least 60 days prior to the expiration of the then-current term, gives written notice to the other of its intention not to renew such employment.

The Second Amended and Restated Agreement provides that Ms. Drake will receive an annual base salary increase to $927,000 (from $825,000), with such base salary increase becoming effective on March 7, 2020. The Second Amended and Restated Agreement also increases the value of Ms. Drake’s annual equity awards to a target opportunity of 350% of her annual base salary (increased from 345.5%). Additionally, the Second Amended and Restated Agreement: (i) changes the period following a change in control in which a termination of employment without cause, resignation for good reason or termination due to death or disability will result in payment of Ms. Drake’s change in control severance benefits from eighteen months following a change in control to the period commencing six months prior to (or, if earlier, following the signing of a definitive agreement that, if consummated, would result in a change in control) and ending twenty-four months following a change in control, (ii) increases Ms. Drake’s change in control cash severance benefit from 1.5 times to 3 times the sum of her base salary and target annual bonus and increases the period during which Ms. Drake will be provided Company-paid COBRA in such a scenario from eighteen to twenty-four months, (iii) links the change in control definition under the Second Amended and Restated Agreement to the definition in the Amended and Restated CIC Policy and (iv) makes certain other edits meant to align Ms. Drake’s change in control severance benefits and protection to that provided under the Amended and Restated CIC Policy.

The foregoing descriptions of the Amended and Restated CIC Policy and the Second Amended and Restated Agreement do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated CIC Policy and the Second Amended and Restated Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.1	Aerojet Rocketdyne Holdings, Inc. Amended and Restated Executive Change in Control Severance Policy

10.2	Second Amended and Restated Employment Agreement between Aerojet Rocketdyne Holdings, Inc. and Eileen Drake, dated March 4, 2020

104	Cover Page Interactive Data File (included as Exhibit 101) -- the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROJET ROCKETDYNE HOLDINGS, INC.

Date: March 6, 2020	By:	/s/ Arjun Kampani
Name: Arjun Kampani
Title: Vice President, General Counsel and Secretary